Exhibit 10.11

THE NASDAQ OMX GROUP, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

This NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) between The NASDAQ OMX Group, Inc., a Delaware corporation (the “Company”), and Robert Greifeld (the “Optionee”) memorializes the grant of a nonqualified stock option which was made by the Management Compensation Committee (the “Committee”) and the Board of Directors (the “Board”) of the Company effective June 30, 2009 (the “Date of Grant”).

R E C I T A L S:

The Company has adopted The NASDAQ OMX Group, Inc. Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. The Company and the Optionee have also entered into an Amended and Restated Employment Agreement effective as of January 1, 2007 (the “Employment Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan or the Employment Agreement, as the case may be.

The Committee and the Board have determined that it is in the best interests of the Company and its shareholders to grant the option provided for herein to the Optionee pursuant to the Plan and the terms set forth herein as an increased incentive for the Optionee to contribute to the Company’s future success and prosperity.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of the Option. Subject to the terms and conditions set forth herein and in the Plan (a complete copy of which, in effect as of the Date of Grant, has been made available to the Optionee), the Company hereby grants to the Optionee an option (the “Option”) to purchase all or any part of an aggregate of 900,000 Shares at a purchase price of $21.31 per Share (the “Exercise Price”). The Option is intended to be a Non-Qualified Stock Option and shall under no circumstances be treated as an Incentive Stock Option within the meaning of Section 422 of the Code.

2. Vesting. Subject to Section 4 hereof, (i) 50% of the Option shall become exercisable on December 31, 2011 and (ii) the remaining 50% of the Option shall become exercisable on December 31, 2012. As used herein, “vested” Option shall mean that portion of the Option which (x) shall have become exercisable pursuant to the terms of this Agreement and (y) shall not have been previously exercised.

3. Exercise of the Option.

(a) Subject to the provisions of this Agreement (including Section 4 hereof), the Optionee may exercise all or a portion of the vested Option at any time prior to the tenth anniversary of the Date of Grant (the “Expiration Date”); provided that the Option may be exercised with respect to whole Shares only; and provided that that the Option may not be exercised at any one time as to fewer than 100 Shares (or such number of Shares as to which the portion of the Option is then exercisable if such number is less than 100). In no event shall any portion of the Option be exercisable on or after the Expiration Date.

(b) In accordance with Section 3(a) hereof, the Option may be exercised by delivering to the Company a notice of intent to exercise. The Optionee shall deliver such notice by such method (whether telephonic, electronic or written) as may be specified by the Committee from time to time. The date of exercise shall be the date the required notice is received by the Company; provided however that if payment in full is not received by the Company as described herein or as otherwise permitted, such notice shall be deemed not to have been received. Such notice shall specify the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full, or adequate provision therefor, of the Exercise Price and any applicable withholding tax.

(c) The payment of the Exercise Price shall be made (i) in cash, (ii) by certified check or bank draft payable to the order of the Company, (iii) by delivering Shares which have been owned by the Optionee for at least six months (and which are not subject to any pledge or other security interest), (iv) by having Shares with a Fair Market Value on the date of exercise equal to the Exercise Price and the applicable withholding tax sold by a broker-dealer, or (v) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so delivered to or retained by the Company as of the date of such deliver or net settlement, or sold by a broker-dealer is at least equal to the Exercise Price and, if applicable, the applicable withholding tax. Any broker-assisted exercise procedure must comply with all applicable law at the time of exercise, and the Optionee shall be responsible for all broker fees. At the time of exercise of the Option, the Optionee shall pay such amount to the Company as the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of such exercise or make such other arrangements as are acceptable to the Company, all in accordance with the provisions of Section 7 hereof. The Committee hereby authorizes each of the foregoing procedures for payment of the Exercise Price, and applicable withholding tax, as applicable to this Award.

(d) Notwithstanding any other provision of this Agreement to the contrary, no portion of the Option may be exercised prior to the completion of any registration or qualification of such Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any government body, national securities exchange, or inter-dealer market system that the Committee shall in its sole discretion determine to be necessary or advisable.

(e) As soon as practicable following the Company’s determination that a portion of the Option has been validly exercised as to any of the Shares, and the receipt by the Company of payment in full of the Exercise Price (as well as any applicable tax withholding as described in Section 7 hereof), the registrar for the Company will make an entry on its books and records evidencing that such Shares have been duly issued as of that date; provided, however, that the Optionee may, in the alternative, elect in writing prior thereto to receive a stock certificate representing the full number of Shares acquired, which certificate may bear a restrictive legend prohibiting the transfer of such Shares for such period as may be prescribed by the Company. The Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificates.

4. Termination of Employment.

(a) In the event that (i) the Company terminates the Optionee’s employment with the Company for Cause or (ii) the Optionee terminates his employment with the Company without Good Reason, the unvested portion of the Option shall be deemed cancelled and forfeited on the Date of Termination and vested Options, if any, shall remain exercisable for a period ending on the earlier of: (i) ten days following such Date of Termination and (ii) the Expiration Date, and shall thereafter be deemed cancelled and forfeited without further consideration to the Optionee.

(b) In the event that (i) the Company terminates the Optionee’s employment with the Company without Cause or (ii) the Optionee terminates his employment with the Company for Good Reason, the Option will continue to vest for a period of 30 months following the Date of Termination as if the Optionee’s employment had not terminated. The remaining portion of the unvested Option shall be deemed cancelled and forfeited on the Date of Termination without further consideration to the Optionee. The vested portion of the Option (including that portion of the Option which vests in accordance with the provisions of this Section 4(b)) shall remain exercisable for a period ending on the earlier of: (i) 36 months following such termination of employment and (ii) the Expiration Date, and shall thereafter be deemed cancelled and forfeited without further consideration to the Optionee (or to his estate, as the case may be); provided, however, in the event that the Optionee breaches any of his obligations under Section 9 or 10 of the Employment Agreement, that portion of the Option which vested in accordance with the provisions of this Section 4(b) shall be deemed cancelled and forfeited without further consideration to the Optionee.

(c) In the event that the Optionee’s employment with the Company terminates by reason of death or Permanent Disability, any unvested portion of the Option that would otherwise have vested in the 12 months following the Date of Termination if the Optionee’s employment had not terminated shall vest as of the Date of Termination. The remaining portion of the unvested Option shall be deemed cancelled and forfeited on the Date of Termination without further consideration to the Optionee. The vested portion of the Option (including that portion of the Option which vests in accordance with the provisions of this Section 4(c)) shall remain exercisable for a period ending on the earlier of: (i) 36 months following such termination of employment and (ii) the Expiration Date, and shall thereafter be deemed cancelled and forfeited without further consideration to the Optionee (or to his estate, as the case may be).

(d) If the Optionee’s employment with the Company terminates by reason of Retirement, the Option will continue to vest for a period of 12 months following the Date of Termination as if the Optionee’s employment had not terminated. The remaining unvested portion of the Option shall be deemed cancelled and forfeited on the Date of Termination without further consideration to the Optionee. The vested portion of the Option (including that portion of the Option which vests in accordance with the provisions of this Section 4(d)) shall remain exercisable for a period ending on the earlier of: (i) 36 months following such termination of employment and (ii) the Expiration Date, and shall thereafter be deemed cancelled and forfeited without further consideration to the Optionee; provided, however, in the event that the Optionee breaches any of his obligations under Section 9 or 10 of the Employment Agreement, that portion of the Option which vested in accordance with the provisions of this Section 4(d) shall be deemed cancelled and forfeited without further consideration to the Optionee.

(e) If the Optionee’s employment with the Company terminates by reason of delivery of a Non-Renewal Notice by the Company or the Optionee, the Option shall continue to vest for a period of 36 months following the Date of Termination as if the Optionee’s employment had not terminated. The vested portion of the Option (including that portion of the Option which vests in accordance with the provisions of this Section 4(e)) shall remain exercisable for a period ending on the earlier of: (i) 36 months following such termination of employment and (ii) the Expiration Date, and shall thereafter be deemed cancelled and forfeited without further consideration to the Optionee; provided, however, in the event that the Optionee breaches any of his obligations under Section 9 or 10 of the Employment Agreement, that portion of the Option which vested in accordance with the provisions of this Section 4(e) (or which otherwise would have so vested) shall be deemed cancelled and forfeited without further consideration to the Optionee.

5. No Right to Continued Employment; No Rights as a Shareholder. This Agreement shall not confer on the Optionee any right to be retained, in any position, as an employee, consultant or director of the Company. The Optionee shall not have any rights as a shareholder with respect to any Shares subject to an Option prior to the date of exercise of the Option.

6. Transferability.

(a) Except as provided below, the Option is nontransferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee, except by will or the laws of descent and distribution, and upon any such transfer, by will or the laws of descent and distribution, the transferee shall hold such Option subject to all the terms and conditions that were applicable to the Option immediately prior to such transfer. Notwithstanding the foregoing, the Optionee may transfer the vested portion of the Option to members of his immediate family (defined as his spouse, children or grandchildren (including children or grandchildren by means of adoption, and stepchildren) or to one or more trusts for the exclusive benefit of such immediate family members or partnerships in which such immediate family members are the only partners if the transfer is approved by the Committee and the Optionee does not receive any consideration for the transfer. Any such transferred portion of the Option shall continue to be subject to the same terms and conditions that were applicable to such portion of the Option immediately prior to transfer (except that such transferred Option shall not be further transferable by the transferee). No transfer of a portion of the Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions hereof.

(b) Upon any transfer by will or the laws of descent and distribution, such transferee shall take the Option and shares acquired upon exercise of the Option (the “Option Shares”) subject to all the terms and conditions that were (or would have been) applicable to the Option and the Option Shares immediately prior to such transfer. In order to comply with any applicable securities laws, the Optionee agrees that the Option Shares shall only be sold by the Optionee following registration under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom.

7. Withholding. The Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state, local or foreign tax withholding requirements or like requirements, including the payment to the Company at the time of any exercise of the Option of all such taxes and requirements, and the Company shall have the right and is hereby authorized to withhold from the Shares transferable to the Optionee upon any exercise of the Option or from any other compensation or other amount owing to the Optionee such amount (in cash, Shares (having a Fair Market Value not in excess of the minimum amount required by law to be withheld), or other property, as the case may be) as may be necessary in the opinion of the Company to satisfy all such taxes, requirements and withholding obligations, and the Optionee is authorized to utilize such net settling or delivery of Shares in satisfaction of the applicable tax withholding obligations.

8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Optionee or the Optionee’s transferee, if applicable, will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, with this Agreement, or as the Committee otherwise deems necessary or advisable. The Committee may require that the Optionee, as a condition of the exercise of an Option, execute a stockholders’ agreement on terms and conditions substantially similar to those contained in stockholders’ agreements of other senior executives of the Company.

9. Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and this Agreement shall be final and binding upon the Optionee and the Company. In the event of any conflict between the provision of this Agreement and the Plan, this Agreement will govern. The Committee has the authority and discretion to determine any questions which arise in connection with the grant of the Option hereunder.

10. Code Section 409A. It is the intention of the Company and the Optionee that the grant, vesting and/or exercise of the Option set forth in this Agreement shall be exempt from the requirements of Section 409A of the Code, and any ambiguities herein will be interpreted to so comply. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all grants, vesting and exercises provided under this Agreement are made in a manner that is exempt from Section 409A of the Code; provided, however, that the Company makes no representation that the Option provided under this Agreement will be exempt from and/or comply with Section 409A of the Code.

11. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Optionee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of the Plan and this Agreement.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

13. Amendments. The Committee has the right, as set forth in the Plan, to amend, alter, suspend, discontinue or cancel this Award, prospectively or retroactively; provided however, that no such amendment, alteration, suspension, discontinuance or cancelation of the Option will adversely affect Optionee’s rights under this Agreement without Optionee’s consent. The Company has the authority to amend this Agreement, consistent with the foregoing, without the Optionee’s written agreement, except as set forth in this Section 13.

14. Notice. Any notice, request, instruction or other document given under this Agreement shall be in writing and may be delivered by such method as may be permitted by the Company, and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to the Optionee’s address as shown in the records of the Company or to such other address as may be designated in writing (or by such other method. approved by the Company) by either party.

15. Conflicts. In the event of conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.

16. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of the Agreement shall be severable and enforceable to the extent permitted by law.

17. Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Nonqualified Stock Option Agreement on the 17th day of February 2010. By execution of this Nonqualified Stock Option Agreement, the Optionee acknowledges receipt of a copy of the Plan and agrees to the terms and conditions of the Plan and this Agreement.

THE NASDAQ OMX GROUP, INC.

/s/ William H. Morgan
By:	William H. Morgan
Title:	Senior Vice President

ROBERT GREIFELD

/s/ Robert Greifeld
Signature

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